As filed with the Securities and Exchange Commission on July 11, 2014.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-4075963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

122 East 42nd Street, Suite 1512 New York, New York	10168
(Address of Principal Executive Offices)	(Zip Code)

FINJAN HOLDINGS, INC. 2014 INCENTIVE COMPENSATION PLAN
(Full Title of the plan)

Philip Hartstein
President
Finjan Holdings, Inc.
122 East 42nd Street, Suite 1512
New York, New York 10168
(Name and address of agent for service)

(646) 755-3320
(Telephone number, including area code, of agent for service)

Copies to:
Elliot Press, Esq.
Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022
(212) 940-6348
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.0001 par value	2,196,836 shares	$4.14	$9,094,901	$1,171.42

(1)           This registration statement registers securities issuable pursuant to the Finjan Holdings, Inc. 2014 Incentive Compensation Plan (the “Plan”).  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement also covers an indeterminate number of additional shares of the registrant’s common stock which may be issued under the adjustment provisions of the Plan.

(2)           Estimated solely for the purposes of calculating the registration fee based on the average of the high and low sale prices of the registrant’s common stock reported on The NASDAQ Capital Market on July 8, 2014.  The registration fee is computed in accordance with Rule 457(h) and (c) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing information specified in this Part I (Plan Information and Registrant Information and Employee Plan Annual Information) will be sent or given to each participant in the Finjan Holdings, Inc. 2014 Incentive Compensation Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  This information has been omitted from this filing in accordance with the provisions of Rule 424 under the Securities Act and the introductory note to Part I of Form S-8.  These documents and the documents incorporated by reference in this Registration Statement, pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The following documents filed by Finjan Holdings, Inc. (the “Company,” “we,” “our,” or “us”) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

1.           The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

2.           The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014;

3.           The Company’s Current Reports on Form 8-K dated February 4, 2014, February 12, 2014, March 14, 2014, March 18, 2014, March 24, 2014, April 8, 2014, May 8, 2014, May 9, 2014, July1, 2014 and July 11, 2014; and

4.           The description of the Company’s common stock, par value $0.0001 per share, contained in the Registration Statement on Form 8-A, filed by the Company with the SEC on May 7, 2014, and any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.           Description of Securities.

Not applicable.

Item 5.           Interests of Named Experts and Counsel.

Not applicable.

Item 6.           Indemnification of Directors and Officers.

The Delaware General Corporation Law (“DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.  Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for breach of duty of loyalty;
•	for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;
•	under Section 174 of the DGCL (relating to unlawful dividends or stock repurchases or redemption); or
•	for transactions from which the director derived improper personal benefit.

Our certificate of incorporation provides that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL.  Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person is or was a director, officer, employee or agent of such corporation or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or another enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation with respect to such claim, issue or matter. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.  As permitted by Section 145 of the DGCL, we carry directors’ and officers’ insurance for our directors, officers and certain employees for some liabilities.  We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

We may enter into indemnification agreements with our directors and executive officers.   These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified

Item 7.           Exemption from Registration Claimed.

Not applicable.

Item 8.           Exhibits.
Exhibit Number	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to our current report on Form 8-K filed July 11, 2014)

4.2	Amended and Restated Bylaws, adopted July 10, 2014 (incorporated by reference to Exhibit 3.2 to our current report on Form 8-K filed July 11, 2014)

4.3	Finjan Holdings, Inc. 2014 Incentive Compensation Plan*

5.1	Opinion of Katten Muchin Rosenman LLP regarding the validity of the share registered*

23.1	Consent of Marcum LLP*

23.2	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)*

24	Power of Attorney (included on the signature page hereto).

*Filed herewith

Item 9.           Undertakings

The Company hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.           To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(i) and 1(ii) shall not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)           For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities to be offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment to the registration statement any of the securities being registered which remain unsold at the termination of the offering.

The Company hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 11th day of July, 2014.

FINJAN HOLDINGS, INC.

By:	/s/ Philip Hartstein
Philip Hartstein
President and Chief Executive Officer (principal executive officer),

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Philip Hartstein and Shimon Steinmetz, and each of them severally, acting alone and without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Philip Hartstein
Philip Hartstein /s/ Shimon Steinmetz	President and Chief Executive Officer (principal executive officer)	July 10, 2014
Shimon Steinmetz	Chief Financial Officer (principal financial and accounting officer)	July 10, 2014
/s/ Eric Benhamou
Eric Benhamou /s/ Daniel Chinn	Director	July 10, 2014
Daniel Chinn /s/ Michael Eisenberg	Director	July 10, 2014
Michael Eisenberg /s/ Alex Rogers	Director	July 10, 2014
Alex Rogers /s/ Glenn Daniel	Director	July 10, 2014
Glenn Daniel /s/ Harry Kellogg	Director	July 10, 2014
Harry Kellogg /s/ Michael Southworth	Director	July 10, 2014
Michael Southworth	Director	July 10, 2014

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to our current report on Form 8-K filed July 11, 2014)

4.2	Amended and Restated Bylaws, adopted July 10, 2014 (incorporated by reference to Exhibit 3.2 to our current report on Form 8-K filed July 11, 2014)

4.3	Finjan Holdings, Inc. 2014 Incentive Compensation Plan*

5.1	Opinion of Katten Muchin Rosenman LLP regarding the validity of the share registered*

23.1	Consent of Marcum LLP*

23.2	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)*

24	Power of Attorney (included on the signature page hereto).
*Filed herewith